EXHIBIT 4.2

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                               NATIONAL COAL CORP.

                     AND EACH OF THE GUARANTORS NAMED HEREIN

                       10.5% SENIOR SECURED NOTES DUE 2010




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                                    INDENTURE

                          DATED AS OF DECEMBER 29, 2005

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                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                     TRUSTEE

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                                TABLE OF CONTENTS

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                                                                            ----


ARTICLE 1.       DEFINITIONS AND INCORPORATION BY REFERENCE....................1

    Section 1.01       Definitions.............................................1

    Section 1.02       Other Definitions......................................25

    Section 1.03       Incorporation by Reference of Trust Indenture Act......25

    Section 1.04       Rules of Construction..................................26

ARTICLE 2.       THE NOTES....................................................27

    Section 2.01       Form and Dating........................................27

    Section 2.02       Execution and Authentication...........................28

    Section 2.03       Registrar and Paying Agent.............................28

    Section 2.04       Paying Agent to Hold Money in Trust....................29

    Section 2.05       Holder Lists...........................................29

    Section 2.06       Transfer and Exchange..................................29

    Section 2.07       Replacement Notes......................................45

    Section 2.08       Outstanding Notes......................................45

    Section 2.09       Treasury Notes.........................................46

    Section 2.10       Temporary Notes........................................46

    Section 2.11       Cancellation...........................................46

    Section 2.12       Defaulted Interest.....................................46

ARTICLE 3.       REDEMPTION AND PREPAYMENT....................................47

    Section 3.01       Notices to Trustee.....................................47

    Section 3.02       Selection and Notice...................................47

    Section 3.03       Notice of Redemption...................................48

    Section 3.04       Effect of Notice of Redemption.........................48

    Section 3.05       Deposit of Redemption or Purchase Price................49

    Section 3.06       Notes Redeemed or Purchased in Part....................49

    Section 3.07       Optional Redemption....................................49

    Section 3.08       Mandatory Redemption...................................50

    Section 3.09       Offer to Purchase by Application of Excess Proceeds....50

ARTICLE 4.       COVENANTS....................................................52

    Section 4.01       Payment of Notes.......................................52


                                      -i-
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                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----

    Section 4.02       Maintenance of Office or Agency........................52

    Section 4.03       Reports................................................53

    Section 4.04       Compliance Certificate.................................54

    Section 4.05       Taxes..................................................54

    Section 4.06       Stay, Extension and Usury Laws.........................55

    Section 4.07       Restricted Payments....................................55

    Section 4.08       Dividend and Other Payment Restrictions
                       Affecting Subsidiaries.................................58

    Section 4.09       Incurrence of Indebtedness and Issuance of
                       Preferred Stock........................................59

    Section 4.10       Asset Sales............................................63

    Section 4.11       Transactions with Affiliates...........................65

    Section 4.12       Liens..................................................66

    Section 4.13       Business Activities....................................67

    Section 4.14       Corporate Existence....................................67

    Section 4.15       Offer to Repurchase Upon Change of Control.............67

    Section 4.16       Payments for Consent...................................69

    Section 4.17       Additional Note Guarantees and Security................69

    Section 4.18       Designation of Restricted and Unrestricted
                       Subsidiaries...........................................70

    Section 4.19       Issuances and Sales of Capital Stock of
                       Restricted Subsidiaries................................71

    Section 4.20       Impairment of Security Interest........................71

    Section 4.21       Real Estate Mortgages and Filings......................71

    Section 4.22       Landlord, Bailee and Consignee Waivers.................75

    Section 4.23       Title Insurance........................................76

    Section 4.24       Memoranda of Leases....................................76

ARTICLE 5.       SUCCESSORS...................................................76

    Section 5.01       Merger, Consolidation, or Sale of Assets...............76

    Section 5.02       Successor Corporation Substituted......................77

ARTICLE 6.       DEFAULTS AND REMEDIES........................................77

    Section 6.01       Events of Default......................................77

    Section 6.02       Acceleration...........................................79

    Section 6.03       Other Remedies.........................................80


                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----

    Section 6.04       Waiver of Past Defaults................................80

    Section 6.05       Control by Majority....................................81

    Section 6.06       Limitation on Suits....................................81

    Section 6.07       Rights of Holders of Notes to Receive Payment..........81

    Section 6.08       Collection Suit by Trustee.............................81

    Section 6.09       Trustee May File Proofs of Claim.......................82

    Section 6.10       Priorities.............................................82

    Section 6.11       Undertaking for Costs..................................83

ARTICLE 7.       TRUSTEE......................................................83

    Section 7.01       Duties of Trustee......................................83

    Section 7.02       Rights of Trustee......................................84

    Section 7.03       Individual Rights of Trustee...........................85

    Section 7.04       Trustee's Disclaimer...................................85

    Section 7.05       Notice of Defaults.....................................86

    Section 7.06       Reports by Trustee to Holders of the Notes.............86

    Section 7.07       Compensation and Indemnity.............................86

    Section 7.08       Replacement of Trustee.................................87

    Section 7.09       Successor Trustee by Merger, etc.......................88

    Section 7.10       Eligibility; Disqualification..........................88

    Section 7.11       Preferential Collection of Claims Against Company......88

ARTICLE 8.       LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................89

    Section 8.01       Option to Effect Legal Defeasance or Covenant
                       Defeasance.............................................89

    Section 8.02       Legal Defeasance and Discharge.........................89

    Section 8.03       Covenant Defeasance....................................89

    Section 8.04       Conditions to Legal or Covenant Defeasance.............90

    Section 8.05       Deposited Money and Government Securities to be
                       Held in Trust; Other Miscellaneous Provisions..........91

    Section 8.06       Repayment to Company...................................92

    Section 8.07       Reinstatement..........................................92

ARTICLE 9.       AMENDMENT, SUPPLEMENT AND WAIVER.............................93


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                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----

    Section 9.01       Without Consent of Holders of Notes....................93

    Section 9.02       With Consent of Holders of Notes.......................94

    Section 9.03       Compliance with Trust Indenture Act....................95

    Section 9.04       Revocation and Effect of Consents......................95

    Section 9.05       Notation on or Exchange of Notes.......................96

    Section 9.06       Trustee to Sign Amendments, etc........................96

ARTICLE 10.      COLLATERAL AND SECURITY......................................96

    Section 10.01      Security Documents.....................................96

    Section 10.02      Recording and Opinions.................................97

    Section 10.03      Release of Collateral/Additional Liens.................97

    Section 10.04      Certificates and Opinions of Counsel...................99

    Section 10.05      Certificates of the Trustee............................99

    Section 10.06      Authorization of Actions to be Taken by the
                       Trustee Under the Security Documents..................100

    Section 10.07      Authorization of Receipt of Funds by the
                       Trustee Under the Security Documents..................100

    Section 10.08      Termination of Security Interest......................100

    Section 10.09      Collateral Agent......................................101

    Section 10.10      Designations..........................................101

ARTICLE 11.      NOTE GUARANTEES.............................................102

    Section 11.01      Guarantee.............................................102

    Section 11.02      Limitation on Guarantor Liability.....................103

    Section 11.03      Execution and Delivery of Subsidiary Guarantee........103

    Section 11.04      Guarantors May Consolidate, etc., on Certain Terms....104

    Section 11.05      Releases Following Sale of Assets.....................105

    Section 11.06      Release Following Designation as an Unrestricted
                       Subsidiary............................................105

ARTICLE 12.      SATISFACTION AND DISCHARGE..................................105

    Section 12.01      Satisfaction and Discharge............................105

    Section 12.02      Application of Trust Money............................106

ARTICLE 13.      MISCELLANEOUS...............................................107

    Section 13.01      Trust Indenture Act Controls..........................107


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                                TABLE OF CONTENTS
                                   (continued)

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    Section 13.02      Notices...............................................107

    Section 13.03      Communication by Holders of Notes with Other
                       Holders of Notes........................108

    Section 13.04      Certificate and Opinion as to Conditions Precedent....108

    Section 13.05      Statements Required in Certificate or Opinion.........108

    Section 13.06      Rules by Trustee and Agents...........................109

    Section 13.07      No Personal Liability of Directors, Officers,
                       Employees and Stockholders............................109

    Section 13.08      Governing Law.........................................109

    Section 13.09      No Adverse Interpretation of Other Agreements.........109

    Section 13.10      Successors............................................109

    Section 13.11      Severability..........................................110

    Section 13.12      Counterpart Originals.................................110

    Section 13.13      Table of Contents, Headings, etc......................110


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EXHIBITS

Exhibit A    -    [Face of Note]
Exhibit B    -    Form of Certificate of Transfer
Exhibit C    -    Form of Certificate of Exchange
Exhibit D    -    Form of Certificate from Acquiring Institutional Accredited
                  Investor
Exhibit E    -    Form of Notation of Guarantee
Exhibit F    -    Form of Supplemental Indenture to be Delivered by Subsequent
                  Guarantors
Exhibit G    -    Landlord's Waiver and Consent
Exhibit H    -    Intercreditor Agreement
Exhibit I    -    Security Agreement
Exhibit J    -    Form of Notice and Consent

SCHEDULES

Schedule I


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         INDENTURE  dated as of December 29, 2005 among  National Coal Corp.,  a
Florida corporation (the "Company"), the Guarantors (as defined) and Wells Fargo Bank, National Association, a national banking association, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.5% Senior Secured Notes due 2010 (the "Notes"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      DEFINITIONS.

         "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend, and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "ACQUIRED DEBT" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person will be presumed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "ASSET SALE" means:

         (1) the sale, lease, conveyance or other disposition of any property or assets or rights; PROVIDED that the sale, lease, conveyance or other disposition of all or substantially


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                  all of the  assets  owned by the  Company  and its  Restricted
                  Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

         (2) the issuance of Equity Interests by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

         (1) any single transaction or series of related transactions that involves property or assets or rights having a Fair Market Value of less than $1.0 million;

         (2) a transfer of property or assets or rights between or among the Company and its Restricted Subsidiaries;

         (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

         (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, surplus or obsolete property or assets in the ordinary course of business;

         (5) the sale or other disposition of cash or Cash Equivalents or the sale, factoring or discount of accounts receivable or the accounts receivable determined by the Company to be uncollectible in whole or in part; or

         (6) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The Terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "BOARD OF DIRECTORS" means:

         (1) with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

         (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

         (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

         (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any day on which banks in New York are closed.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "CAPITAL STOCK" means:

         (1)      in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3)      in the case of a  partnership  or limited  liability  company,
                  partnership   interests   (whether   general  or  limited)  or
                  membership interests; and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property and assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "CASH EQUIVALENTS" means:

         (1)      United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (PROVIDED that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to


                                       3
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                  a First Lien Credit  Facility or with any domestic  commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
                  (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition; and

         (6) money market funds at least 95% of the property and assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "CHANGE OF CONTROL" means the occurrence of any of the following:

         (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) (A) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares, and (B) the Permitted Holder Beneficially Owns, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such person and does not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors; or

         (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office.

         "CLEARSTREAM" means Clearstream Banking, S.A.


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         "COLLATERAL"  means  all  property  and  assets of the  Company  or any
Guarantor with respect to which from time to time a Lien is granted as security for the Notes pursuant to the applicable Security Documents.

         "COLLATERAL AGENT" means the Trustee in its capacity as the "Collateral Agent" under and as defined in the Security Documents and any successor thereto in such capacity.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" means National Coal Corp., a Florida corporation, and any and all successors thereto.

         "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for income taxes of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for income taxes was deducted in computing such Consolidated Net Income; plus

         (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

         (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (3) the cumulative effect of a change in accounting principles will be excluded; and

         (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "CONSOLIDATED NET TANGIBLE ASSETS" of any Person means, as of the date, the amount which, in accordance with GAAP, would be set forth under the caption "total assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which internal financial statements are available, giving effect to purchase accounting, less the following to the extent they would be included in such Person's consolidated balance sheet as of such date: (1) all intangible assets, including, without limitation, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, organization or developmental costs, patents, trademarks, service marks, trade names, copyrights, licenses, franchises, and research and development costs; (2) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (3) any revaluation or other write-up in book value of property or assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the date of original issuance of the Notes as a result of a change in the method of valuation in accordance with GAAP; (4) certificates of deposits and similar instruments used to purchase or post reclamation surety or similar bonds that do not constitute Collateral and cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests (in each case to the extent such obligation is not reflected in consolidated current liabilities pursuant to clause (5)); and (5) the amount which, in accordance with GAAP, would be set forth under the caption "current liabilities" (or any like caption)


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


on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of such period.

         "CONSOLIDATED   SUBSIDIARIES"   means  the   Restricted   Subsidiaries;
PROVIDED, HOWEVER, that the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "CREDIT AGENT" means, at any time, the Person serving at such time as the sole lender or as the "Agent," "Administrative Agent" or in some other similar capacity under a First Lien Credit Facility.

         "CREDIT  FACILITY LIENS" means the Liens  permitted  pursuant to clause
(1) of the definition of "Permitted Liens."

         "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "DISCHARGE OF FIRST LIEN OBLIGATIONS" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under a First Lien Credit Facility incurred pursuant to clause (1) of Section 4.09 or, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First Lien Credit Facility, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full in cash of any other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of such Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EUROCLEAR"  means  Euroclear  Bank  S.A./N.V.,   as  operator  of  the
Euroclear system.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" means the 10.5% Senior Secured Notes due 2010, of the same series under this Indenture as the Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to the Registration Rights Agreement.

         "EXCHANGE OFFER" means the registration by the Company and the Guarantors under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes and Exchange Guarantees in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         "EXCHANGE  OFFER   REGISTRATION   STATEMENT"   means  the  Registration
Statement relating to the Exchange Offer, including the related Prospectus.

         "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement, dated as of November 26, 2004, among the Company, D.B. Zwirn Special Opportunities Fund, L.P., as administrative agent, and the lenders party thereto, as amended effective December 31, 2004 and January 11, 2005.

         "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture). For avoidance of doubt, in determining Fair Market Value, the Board of

Directors of the Company may take into account the cost of removing the applicable equipment or other property and assets from their then-current locations and transporting such equipment or other property and assets, PROVIDED that such cost may not exceed 10.0% of the Fair Market Value (without giving effect to such costs).

         "FIRST LIEN CREDIT FACILITY" means one or more debt facilities or other agreements with banks or other lenders providing for up to $10.0 million in aggregate principal amount outstanding at any time (including, in the case of any such indebtedness issued at a discount, at maturity of such indebtedness) or revolving credit or other borrowings or terms loans of the Company and its Subsidiaries, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "FIRST LIEN OBLIGATIONS" means (i) any and all amounts payable under or in respect of a First Lien Credit Facility incurred pursuant to clause (1) of
Section 4.09, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof, (ii) all other obligations (not constituting Indebtedness) of the Company or any Guarantor under the such First Lien Credit Facility and (iii) all other obligations of the Company or any Guarantor in respect of Hedging Obligations under such First Lien Credit Facility.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (as used in this definition, the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition,  for  purposes of  calculating  the Fixed Charge  Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

         (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

         (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

         (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

         "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, but excluding amortization of debt issuance costs and original issue discount, non-cash interest payments (but including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

         (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

         (3)      any  interest  on  Indebtedness  of  another  Person  that  is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on property and assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

         (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times
                  (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

         (5)      cash income taxes paid or payable; plus

         (6)      scheduled amortization of Indebtedness; plus

         (7) 25% of capital expenditures made by the Company or its Subsidiaries.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of property or assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase property, assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "GUARANTORS" means all Domestic Subsidiaries of the Company as of the date of this Indenture and any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

         (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

         (2) other agreements or arrangements designed manage interest rates or interest rate risk; and

         (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

in each case, entered into in the ordinary course of business and not for speculative purposes.

         "HOLDER" means a Person in whose name a Note is registered.

         "IAI GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and Trade Payables), whether or not contingent:

         (1)      in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)      in respect of banker's acceptances;

         (4)      representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

         (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         "INDENTURE" means this indenture, as amended or supplemented from time to time.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL PURCHASER" means Jefferies & Company, Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "INDIRECT PARTICIPANT" means the period from (and including) the date of issuance of the Notes to but excluding the first Interest Payment Date after issuance, and each successive six-month period from and including each Interest Payment Date to but excluding the following Interest Payment Date.

         "INTERCREDITOR AGREEMENT" means an agreement, substantially in the form attached hereto as Exhibit H, setting forth the relative rights of the Holders, on the one hand, and the Credit Agent and one or more Lenders under a First Lien Credit Facility, on the other hand, with respect to the security interests in the Collateral, which agreement shall provide, among other things, that, prior to the Discharge of First Lien Obligations, and subject to certain exceptions,
(i) the Credit Agent will determine the time and method by which the security interests in the Collateral will be enforced, (ii) the Trustee will not be permitted to enforce the security interests securing the Notes even if an Event of Default has occurred and the Notes have been accelerated except (x) in an insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to the Notes or (y) as necessary to take any action not adverse to the first-priority liens in order to preserve or protect its rights in the second-priority liens, (iii) no cash proceeds of the Collateral shall be paid to the Holders.

         "INTEREST PAYMENT DATE" means June 15 and December 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day.

         "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of
Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

         "ISSUE DATE" means December 29, 2005.

         "KENTUCKY CORE PROPERTIES" means the Premises represented by (i) the Begley Tracts -- coal mineral and some surface rights leased by the Company, which includes the sites of Viall Preparation Plant and load-out tipple, mines #1,#2, #3, & #4, and future mine #5 (9,300 acres of reserves), (ii) the Charles Short heirs Tract -- coal mineral rights leased by the Company (120 acres),
(iii) the Rachel Helton heirs Tract -- coal mineral rights leased by the Company (204 acres), and (iv) the NRP (WPP) Tracts -- coal mineral rights leased by the Company (279 acres).

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "LIEN" means, with respect to any asset, any Mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LIQUIDATED DAMAGES" means the liquidated damages to be paid by the Company and the Guarantors in the event of a Registration Default (as defined in the Registration Rights Agreement).

         "MAJORITY NOTEHOLDERS" means Holders constituting a majority of the then outstanding aggregate principal amount of Notes, excluding any Notes held by the Company or any of its Subsidiaries or Affiliates.

         "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any parcel of real property to secure the Obligations under the Notes.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a First Lien Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "NON-RECOURSE DEBT" means Indebtedness:

         (1) as to which neither the Company, nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

         (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

         (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or property or assets of the Company or any of its Restricted Subsidiaries.

         "NON-US. PERSON" means a Person who is not a U.S. Person.

         "NOTE GUARANTEE" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

         "NOTES" has the meaning assigned to it in the preamble to this Indenture.

         "OBLIGATIONS"   means  all  principal,   interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Senior Vice President, or any Vice President of such Person.

         "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Company by an Officer of the Company, who must be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer or a Senior Vice President or Vice President of the Company, that meets the requirements of Section 13.05 hereof.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "PERMITTED BUSINESS" means businesses engaged in by the Company and its Subsidiaries on the date of this Indenture and businesses that are reasonably related, complementary or incidental thereto and reasonable extensions thereof including, without limitation, the acquisition and operation of railroad facilities primarily to support other businesses engaged in by the Company on the date of this Indenture.

         "PERMITTED HOLDERS" means (i) Jon E. Nix, (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of Jon
E. Nix or such spouse or siblings, (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall "beneficially own" (as defined in Rules 13d-s and 13d-5 of the Exchange Act) or have the right to acquire directly or indirectly, Voting Stock of the Company, (iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) above or any rust or foundation for the benefit of such trust or foundation, (v) any Person of which one or more of the Persons referred to in clauses (i) through (iv) above "beneficially owns" (as defined in Rules 13d-3 and 13-d5 of the Exchange Act) on a fully diluted basis all of the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person or (vi) any Affiliate of any of the Persons referred to in clauses (i) through (v) above, provided that in the cause of this clause (vi), Jon E. Nix shall, in the aggregate with any such Affiliate, continue to "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) on a fully diluted basis at leas the same percentage of the Voting Stock of the Company as are owned by him on the date of this Indenture.

         "PERMITTED INVESTMENTS" means

         (1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

         (2)      any Investment in Cash Equivalents;

         (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

                  (A) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

                  (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its property and assets
                           to,  or  is  liquidated   into,   the  Company  or  a
                           Restricted Subsidiary of the Company that is a Guarantor;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the Section 4.10 hereto;

         (5) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

         (6)      Investments represented by Hedging Obligations;

         (7) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

         (8) certificates of deposit and similar instruments of Sevier County Bank held on the date of this Indenture, or acquired after the date of this Indenture with the net proceeds from the sale of the Notes in an amount not to exceed $7.8 million, and used, in each case, by the Company or any of its Subsidiaries for the sole purpose of enabling the Company or any of its Subsidiaries to purchase or post reclamation, surety, or similar bonds, and any extensions or renewals thereof, provided that the aggregate amount of all such certificates of deposit or similar instruments shall not exceed the aggregate amount outstanding on the date of this Indenture or so acquired with the net proceeds from the sale of the Notes;

         (9) certificates of deposit and similar instruments with maturities of thirty-six months or less from the date of acquisition with any lender party to a First Lien Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better which are used, in each case, by the Company or any of its Subsidiaries for the sole purpose of enabling the Company or any of its Subsidiaries to purchase or post reclamation, surety, or similar bonds, and any extensions or renewals thereof; and

         (10) other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $2.5 million.

         "PERMITTED LIENS" means:

         (1) Liens on property or assets of the Company or any Guarantor securing Indebtedness and other Obligations under a First Lien Credit Facility that was incurred pursuant to clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto;

         (2)      Liens in favor of the Company or the Guarantors;

         (3) Liens on property or assets of a Person existing at the time such Person (x) is merged with or into or consolidated with the Company or any Subsidiary of the Company or (y) becomes a Subsidiary of the Company; PROVIDED that such Liens do not extend to any property or assets other than those of the Person that is merged into or consolidated with the Company or the Subsidiary or which becomes a Subsidiary of the Company;

         (4) Liens on property or assets (including Capital Stock), existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; PROVIDED that (i) such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition and (ii) the Fair Market Value of such property or assets that are subject to such Liens does not to exceed $5.0 million in the aggregate.

         (5) Liens to secure the performance of tenders, bids, leases, statutory or regulatory obligations, reclamation, surety, appeal or similar bonds, government contracts, performance and return of money bonds or other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.09 covering only the property or assets acquired with or financed by such Indebtedness;

         (7) Liens existing on the date of this Indenture (other than any Liens (i) the Indebtedness with respect to which will be repaid with the net proceeds from the sale of the Notes, including Liens pursuant to the Existing Credit Agreement, or
                  (ii) expressly required to be waived, released or subordinated pursuant to the Security Documents) which Liens do not materially affect the Fair Market Value of the property or assets that are subject to such Liens and do not materially interfere with the intended use to be made of such property or assets by the Company or any of its Subsidiaries, in the reasonable determination of the Majority Noteholders;

         (8) Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (9) Liens imposed by statute, regulation or common law, such as carriers', warehousemen's, landlord's, mechanics', suppliers', materialmens' and repairmens' Liens, in each case, incurred in the ordinary course of business;

         (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said real property or materially impair its use in the operation of the business of such Person;

         (11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees); and

         (12)     Liens  to  secure  any  Permitted   Refinancing   Indebtedness
                  permitted to be incurred under this Indenture; PROVIDED, HOWEVER, that:

                  (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property and assets thereof or proceeds or distributions in respect thereof);

                  (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

         (13)     Liens   incurred  in  the  ordinary   course  of  business  in
                  connection with workers' compensation, unemployment insurance and other types of social security;

         (14) Liens arising out of judgments or awards not resulting in an Event of Default and in respect to which the Company or a Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided, that the aggregate amount of all such judgments or awards (and any cash and the Fair Market Value of any property encumbered by such Liens) does not exceed $5.0 million at any time outstanding;

         (15) Liens securing reimbursement obligations with respect to letters of credit that encumber documents or other property relating to such letters of credit (and the products and proceeds thereof;

         (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within general parameters customary in the industry and incurred in the ordinary course of business, in each case relating to Hedging Obligations with respect to coal inventory and interest rates;

         (17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods; and

         (18)     Liens on Capital Stock of any Unrestricted Subsidiary.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

         (3) if the Indebtedness being renewed, refunded refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

         (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of property or assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(l) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "PROSPECTUS" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and the Initial Purchaser, relating to registration of the Notes and the Note Guarantees under the Securities Act, as such agreement may be amended, modified or supplemented from time to time.

         "REGISTRATION STATEMENT" means any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of the Registration Rights Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of Exhibit A hereto bearing the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "REGULATION S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(3), which is required to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "SECURITY DOCUMENTS" means the Security Agreement, the Intercreditor Agreement and such other security agreements, pledges, mortgages, deeds of trust and other instruments or documents pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations under the Notes and this Indenture, or under which rights or remedies with respect to such Liens are governed, as such agreements may be amended, modified or supplemented from time to time in accordance with the terms of the Indenture, the Notes, a First Lien Credit Facility and the Intercreditor Agreement.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBSIDIARY" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "SUBSIDIARY GUARANTEE" means, the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the terms of this Indenture.

         "SUPERMAJORITY NOTEHOLDERS" means holders of Notes constituting 66 2/3 % of the then outstanding aggregate principal amount of Notes, excluding any Notes held by National Coal or any of its Subsidiaries or Affiliates.

         "TENNESSEE CORE PROPERTIES" means the Premises represented by (i) the New River Tract -- coal mineral rights owned by the Company (65,000 acres with reserves of 17.1 million tons) and certain surface rights where the Baldwin Preparation Plant and load-out facilities are located, (ii) the Ketchen Tract -- coal mineral and surface rights leased by the Company (7,000 acres with reserves of 4.5 million tons), (iii) the TVA Tract -- coal mineral rights leased by the Company (4,400 acres with reserves of 3.4 million tons), (iv) the Anderson Tract -- surface leased by the Company for Smoky Junction Preparation Plant (11.6 acres), and (v) the Turley Tract -- surface rights owned by the Company for the Turley load-out facilities (265 acres).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "TRANSFER   RESTRICTED   SECURITIES"  means  the  Transfer   Restricted
Securities as defined in the Registration Rights Agreement.

         "TRUSTEE" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2)      except  as  permitted  by  Section  4.11 is not  party  to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or
                  (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4)      has  not  guaranteed  or  otherwise   directly  or  indirectly
                  provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements to be an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or comparable governing body of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by
                  (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)      the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of the Company all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02      OTHER DEFINITIONS.

                                                                      DEFINED IN
         TERM                                                           SECTION
         ----                                                           -------
         "AFFILIATE TRANSACTION"...................................      4.11
         "ASSET SALE OFFER"........................................      3.09
         "AUTHENTICATION ORDER"....................................      2.02
         "CHANGE OF CONTROL OFFER".................................      4.15
         "CHANGE OF CONTROL PAYMENT"...............................      4.15
         "CHANGE OF CONTROL PAYMENT DATE"..........................      4.15
         "COVENANT DEFEASANCE".....................................      8.03
         "DTC".....................................................      2.03
         "EVENT OF DEFAULT"........................................      6.01
         "EXCESS PROCEEDS".........................................      4.10
         "FOREIGN PLEDGE AGREEMENT"................................      10.06
         "INCUR"...................................................      4.09
         "LEGAL DEFEASANCE"........................................      8.02
         "OFFER AMOUNT"............................................      3.09
         "OFFER PERIOD"............................................      3.09
         "PARALLEL DEBT"...........................................      10.07
         "PAYING AGENT"............................................      2.03
         "PERMITTED DEBT"..........................................      4.09
         "PURCHASE DATE"...........................................      3.09
         "REGISTRAR"...............................................      2.03
         "RELEVANT LIABILITIES"....................................      10.07
         "RESTRICTED PAYMENTS".....................................      4.07
         "TENNESSEE REQUIRED INSURANCE"............................      4.21
         "TRIGGER DATE"............................................      4.21

Section 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)      "will" shall be interpreted to express a command;

         (6) the words "property" and "asset" shall be construed to have the same meaning and may be used interchangeably or together with no difference in meaning.

         (7)      provisions apply to successive events and transactions; and

         (8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01      FORM AND DATING.

         (a) GENERAL. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) GLOBAL NOTES. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

                  (1) an Officer's Certificate from the Company specifying that the Restricted Period has terminated.

                  Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02      EXECUTION AND AUTHENTICATION.

         An Officer must sign the Notes for the Company and an Officer or director of each Guarantor must sign such Guarantor's Guarantee, in each case, by manual or facsimile signature.

         If an Officer or director whose signature is on a Note or Guarantee no longer holds that office at the time a Note or Guarantee is authenticated, the Note or Guarantee will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         On the date of this Indenture, the Trustee will, upon receipt of a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER"), authenticate the Notes for $55.0 million in aggregate principal amount. The Company may issue additional Notes under the Indenture from time to time after such offering; PROVIDED, HOWEVER, such Notes are assigned a rating of at least B3 from Moody's and at least B- from Standard & Poor's at the time of issuance. The Authentication Order or the Officer's Certificate delivered in connection with any such issuance of additional Notes shall state that such Notes have been assigned a rating that satisfies this requirement. Any issuance of additional Notes is subject to all of the terms and provisions set forth in this Indenture. All Notes issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      REGISTRAR AND PAYING AGENT.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying

Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      HOLDER LISTS.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06      TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes only if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to
         (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.
Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial
         interest  in  an  Unrestricted   Global  Note.  No  written  orders  or
         instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(l).

                  (2)      ALL  OTHER  TRANSFERS  AND  EXCHANGES  OF  BENEFICIAL
         INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(l) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A)      both:

                                    (i)      a written  order from a Participant
                           or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii)     instructions  given  in  accordance
                           with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B)      both:

                                    (i)      a written  order from a Participant
                           or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii)     instructions     given    by    the
                           Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

         Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (3) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the

                           Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
                           (3) thereof, if applicable.

         (4) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens.

                  (B)      such  transfer  is  effected  pursuant  to the  Shelf
                           Registration   Statement  in   accordance   with  the
                           Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)      the Registrar receives the following:

                           (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(a) thereof; or

                           (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      TRANSFER OR EXCHANGE OF BENEFICIAL  INTERESTS  FOR  DEFINITIVE
NOTES.

                  (1) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                                    (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof.

                  The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(l) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the
         Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
         Section 2.06(c)(l) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(i)(A) and
         (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens.

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the  holder  of such  beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (l)(b) thereof; or

                                    (ii)     if the  holder  of such  beneficial
                           interest  in a  Restricted  Global  Note  proposes to
                           transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

         (d)      TRANSFER  AND  EXCHANGE  OF  DEFINITIVE  NOTES FOR  BENEFICIAL
INTERESTS.

                  (1) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof.

         Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(1), the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no
                                    arrangements  or   understanding   with  any
                                    Person to participate in the distribution of
                                    the  Notes   within   the   meaning  of  the
                                    Securities  Act, (iii) such Holder is not an
                                    "affiliate,"  as  defined in Rule 405 of the
                                    Securities Act of the Company or if it is an
                                    affiliate,  such Holder will comply with the
                                    registration    and   prospectus    delivery
                                    requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the  Holder  of such  Definitive
                           Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(c) thereof; or

                                    (ii)     if the  Holder  of such  Definitive
                           Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                           (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

                  (2) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
                                    (iv) it is not  engaged  in,  and  does  not
                                    intend to engage in, the distribution of the
                                    Exchange  Notes,  (v) if  such  Holder  is a
                                    Broker-Dealer, that it will receive Exchange
                                    Notes for its own  account in  exchange  for
                                    Notes  that  were  acquired  as a result  of
                                    market-making  activities  or other  trading
                                    activities  and that it will be  required to
                                    acknowledge   that   it   will   deliver   a
                                    prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the  Holder  of such  Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof; or

                                    (ii)     if the  Holder  of such  Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution of the Notes within the meaning of the Securities Act,
         (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens; and

                  (2)      Subject  to  Section  2.06(a)  hereof,   Unrestricted
         Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g)      LEGENDS.  The following legends will appear on the face of all
Global  Notes  and  Definitive   Notes  issued  under  this   Indenture   unless
specifically stated otherwise in the applicable provisions of this Indenture.

                  (1)      PRIVATE PLACEMENT LEGEND.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE
"SECURITIES  ACT"),  AND  THIS  NOTE MAY NOT BE  OFFERED,  RESOLD  OR  OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO THE ISSUER, ITS SUBSIDIARIES OR ITS DIRECT OR INDIRECT PARENT, IN EACH OF CASES (I) THROUGH
(V)IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4),
                                    (d)(2),  (d)(3),  (e)(2),  (e)(3)  or (f) of
                                    this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) GLOBAL NOTE LEGEND. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3)      REGULATION  S  TEMPORARY  GLOBAL  NOTE  LEGEND.   The
         Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)      GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (1) To permit registrations of transfers and exchanges, at the Registrar's request the Company will execute Global Notes and Definitive Notes, and the Trustee will, upon receipt of an Authentication Order in accordance with Section 2.02, authenticate such Notes.

                  (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require Holder to pay a sum sufficient to pay all transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof). The
         Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (4)      The Company will not be required:

                           (A) to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the closing of business on such Interest Payment Date;

                           (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (6)      The  Trustee  will  authenticate   Global  Notes  and
         Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, so long as an executed original will be delivered if requested by the Trustee.

Section 2.07      REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or by an Affiliate of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) or Article 9 hereof or for purposes of the definition of Majority
Noteholders and Supermajority Noteholders (provided, that for purposes of determining whether the Trustee will be protected in relying on any direction, waiver, determination or consent, only Notes that the Trustee knows are so owned will be disregarded).

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal  amount of any Note is  considered  paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, and for purposes of
Section 3.07(a), Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      TEMPORARY NOTES.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01      NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2)      the redemption date;

                  (3)      the principal amount of Notes to be redeemed; and

                  (4)      the redemption price.

Section 3.02      SELECTION AND NOTICE

         If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or such other methods as the Trustee shall deem fair and appropriate, unless otherwise required by law or applicable stock exchange or depository requirements.

         No Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.03      NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. If the Company complies with the provisions of this paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.

Section 3.05      DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         One Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company, upon the Company's written request, any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

         If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      NOTES REDEEMED OR PURCHASED IN PART.

         Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      OPTIONAL REDEMPTION.

         At any time prior to December 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 110.500% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a cash contribution to the common equity capital of the Company; PROVIDED that:

                  (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

                  (2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests or contribution.

         On the dates specified below, the Company, at its option, may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the applicable period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

         PERIOD                                           PERCENTAGE
         ------                                           ----------
         December 15, 2008 to December 14, 2009           105.250%
         December 15, 2009 to June 14, 2010               102.625%
         June 15, 2010 and thereafter                     100.000%


         Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.08      MANDATORY REDEMPTION.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it will follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company will apply all Excess Proceeds (the "OFFER AMOUNT") to the purchase of Notes and such other PARI PASSU Indebtedness containing provisions similar to this Section 3.09 (on a PRO RATA basis, if applicable, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail or electronic notice, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2)      the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other PARI PASSU Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other PARI PASSU Indebtedness to be purchased on a PRO RATA basis based on the principal amount of Notes and such other PARI PASSU Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9)      that Holders whose Notes were  purchased only in part
         will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4.
                                    COVENANTS

Section 4.01      PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.02      MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      REPORTS.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the Commission's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K in the Company were required to file such reports; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing).

         If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by the preceding paragraphs, they will furnish to the holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04      COMPLIANCE CERTIFICATE.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that, in the course of performing their duties as Officers of the Company or the Guarantors, as applicable, a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.04(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be registered and in good standing with the Public Company Accounting Oversight Board) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture or the Security Documents; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (y) the purchase, repurchase or other acquisition of any subordinated Indebtedness in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case within one year of the date of acquisition, and (z) a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "RESTRICTED PAYMENTS"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (A) 100% of the aggregate net cash proceeds, including cash and Cash Equivalents, received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); PLUS

                           (B) to the extent that any Restricted Investment that was made after the date of this
                                    Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
                                    (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; PLUS

                           (C) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture or has been merged into, consolidated with or transfers or otherwise conveys its assets to the Company or any of its Restricted Subsidiaries, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation, merger, consolidation, transfer  or  conveyance  or (ii)  such Fair
                                    Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; PLUS

                           (D) 50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

         In addition, the preceding provisions will not prohibit:

                  (1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause
         (3)(A) of the preceding paragraph;

                  (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee, as applicable, with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of any dividend or distribution (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; and

                  (6) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of regularly scheduled dividends with respect to the Series A Cumulative Convertible Series A Preferred Stock of the Company in accordance with the terms thereof in effect on the date of this Indenture;

                  (7) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, payments or distributions to dissenting shareholders in connection with a consolidation, merger or transfer of assets that complies with the provisions described under Section 5.01;

                  (8) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments not to exceed $2.0 million since the date of this Indenture; and

                  (9)      payments  of  $16.4  million  to  repay   obligations
         outstanding under the Existing Credit Agreement; payments of $6.4 million to repay other short term notes outstanding as of the date of this Indenture; payments of $7.8 million to collateralize letters of credit with respect to obligations to reclaim lands used for mining, to pay federal and state workers' compensation, to secure coal lease obligations and to satisfy other miscellaneous obligations; payments of $4.0 million to purchase and upgrade existing railroad facilities; and payments of $3.0 million to open an existing preparation plant and loadout facility.

         For purposes of determining compliance with this covenant, (i) the amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s), property or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, and (ii) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.07, the Company may, in its sole discretion, order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification. The Fair Market Value of any property or assets or securities that are required to be valued by this covenant will be determined by the Board of Directors. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5.0 million.

Section 4.08     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) the Existing Credit Agreement (until obligations owing under such agreement are repaid);

                  (2) a First Lien Credit Facility or and any agreement or instrument in effect on the date of this Indenture;

                  (3)      this Indenture, the Notes and the Note Guarantees;

                  (4)      any applicable law, rule, regulation or order;

                  (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (6) encumbrances or restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or asset of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

                  (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

                  (8) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property or assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                  (9) Permitted Refinancing Indebtedness and any amendment, extension, refinancing or renewal of any instrument or agreement permitted by this covenant; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness or any such amendment, extension, refinancing or renewal are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or the instrument or agreement being amended, extended, refinanced or renewed;

                  (10) Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the properties or assets subject to such Liens; and

                  (11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the properties or assets that are the subject of such agreements.

Section 4.09      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue


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


Disqualified  Stock, and a Guarantor may incur Indebtedness  (including Acquired
Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1 on or prior to the first anniversary of the date hereof, 2.25 to 1 after the first anniversary of the date hereof but before the second anniversary of the date hereof, and 2.50 to 1 after the second anniversary of the date hereof, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                  (1) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under a First Lien Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $10.0 million, less the aggregate amount of all repayments of term Indebtedness under such First Lien Credit Facility and all repayments of revolving credit Indebtedness under such First Lien Credit Facility effected with a corresponding commitment reduction under such First Lien Credit Facility pursuant to clause (1) of the second paragraph under Section 4.10;

                  (2) Indebtedness existing on the date of this Indenture (other than any Indebtedness repaid on the date of this Indenture with the net proceeds from the sale of the Notes, including Indebtedness under the Existing Credit Agreement);

                  (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in the Permitted Business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $8.0 million at any time outstanding, provided that in no event shall the Indebtedness incurred pursuant to clause (2) and this clause (4) exceed an aggregate of $14.0 million;


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


                  (5)      the   incurrence   by  the  Company  or  any  of  its
         Restricted Subsidiaries of Permitted Refinancing Indebtedness or issuance by the Company of Disqualified Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock issued by the Company that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2) (other than any Indebtedness under clause
         (2) repaid after the date of this Indenture with the net proceeds from the sale of the Notes), (3) or (5) of this paragraph;

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                           (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

                           (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

                  will be deemed, in each case, to constitute an incurrence of such Indebtedness, in an amount equal to the portion of such Indebtedness held by such Person, by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; PROVIDED, HOWEVER, that:

                           (A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

                           (B)      any  sale  or  other  transfer  of any  such
                                    Preferred  Stock  to a  Person  that  is not
                                    either   the   Company   or   a   Restricted
                                    Subsidiary of the Company,

                  will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);


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


                  (8)      the   incurrence   by  the  Company  or  any  of  its
         Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

                  (9) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; PROVIDED that if the Indebtedness being guaranteed is subordinated to or PARI PASSU with the Notes, then the Guarantee shall be subordinated or PARI PASSU, as applicable, to the same extent as the Indebtedness guaranteed;

                  (10) the incurrence by the Company or any of the Guarantors of Indebtedness in respect of workers' compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, statutory obligations, bankers' acceptances, performance, reclamation, surety or similar bonds and letters of credit and completion or performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases) in the ordinary course of business, including any such Indebtedness incurred in connection with the acquisition of additional mining assets;

                  (11) the incurrence by the Company or any of its Restricted Subsidiaries the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

                  (12) the incurrence of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by an Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; or

                  (13) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed $5.0 million.

         The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

         For purposes of determining compliance with this Section 4.09(a), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted


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


Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under a First Lien Credit Facility will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of another Person secured by a Lien on the property and assets of the specified Person, the lesser of:

                           (A) the Fair Market Value of such property and assets at the date of determination; and

                           (B)      the amount of the  Indebtedness of the other
                                    Person.

Section 4.10      ASSET SALES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the property and assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                           (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted


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


                                    Subsidiary     (other    than     contingent
                                    liabilities  and  liabilities  that  are  by
                                    their terms subordinated to the Notes or any
                                    Subsidiary  Guarantee)  that are  assumed by
                                    the  transferee  of any such assets and as a
                                    result   of  which  the   Company   or  such
                                    Restricted   Subsidiary   is  released  from
                                    further liability;

                           (B) any securities, notes, other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee converted by the Company or such Restricted Subsidiary within 15 days of receipt thereof into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

                           (C) property or assets that are used or useful in a Permitted Business.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

                  (1) to repay Indebtedness and other First Lien Obligations and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

                  (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (or enter into a definitive agreement committing to make such an acquisition within 60 days after the later of (i) the date of such agreement and (ii) 360 days after the receipt of the Net Proceeds to be used for such purpose), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company or another Restricted Subsidiary;

                  (3) to make a capital expenditure (or enter into a definitive agreement committing to make such a capital expenditure within 60 days after the later of (i) the date of such agreement and
         (ii) 360 days after the receipt of the Net Proceeds to be used for such purpose);

                  (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

                  (5) a combination of the foregoing clauses (1), (2), (3) and (4).

         Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, within ten Business Days thereof, the Company will make an Asset Sale Offer to all Holders of Notes, and to all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase or redeem the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions  of any  securities  laws or  regulations  conflict with this Section
4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.10 by virtue of such compliance.

Section 4.11      TRANSACTIONS WITH AFFILIATES.

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "AFFILIATE TRANSACTION"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2)      the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                           (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.


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


         The  following   transactions  will  not  be  deemed  to  be  Affiliate
Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any compensation arrangement, employment agreement, employee benefit plan, equity-based incentive plan, bonus plan, expense reimbursement plan, severance arrangement, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3)      payment of reasonable directors' fees;

                  (4)      Restricted   Payments   that  do  not   violate   the
         provisions of this Indenture described above under Section 4.07;

                  (5) payments and transactions pursuant to any agreement or arrangement in effect on the date of this Indenture and any amendment thereto or renewal thereof to the extent that any such amendment or renewal is not more disadvantageous to the Holders of the Notes than the original agreement or arrangement in effect on the date of this Indenture;

                  (6) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

                  (7) any issuance or sale of shares of Capital Stock (other than Disqualified Stock) for cash at Fair Market Value; and

                  (8) transactions with customers, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and which are fair to the Company in the reasonable determination of the Board of Directors or are on terms no less favorable than would be available in a comparable transaction with an unrelated third party.

Section 4.12      LIENS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset now owned or hereafter acquired, except Permitted Liens.

         If the Company or any Guarantor creates any additional Lien upon any property or asset not then part of the Collateral to secure any First Lien Obligations (other than security interests granted solely to secure Hedging Obligations), it must concurrently grant a second-priority Lien (subject only to Permitted Liens) upon such property as security for the Notes as set forth in
Article 10.


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


Section 4.13      BUSINESS ACTIVITIES.

         The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14      CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1)      its   corporate   existence,   and   the   corporate,
         partnership or other existence of each of its Subsidiaries, in accordance with the respective or organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), license and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes or such action as otherwise permitted by this Indenture.

Section 4.15      OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (in a minimum aggregate principal amount of $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

                  (3) that any Note not tendered will continue to accrue interest;


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


                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder; the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new Note will be in a minimum aggregate principal amount of $1,000 or an integral multiple thereof. If the Change of Control Payment Date is on or after an interest record date and on or before the


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


related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to the holders who tender pursuant to the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

Section 4.16      PAYMENTS FOR CONSENT.

         The  Company  will  not,  and will  not  permit  any of its  Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17      ADDITIONAL NOTE GUARANTEES AND SECURITY.

         If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then the Company shall cause such Restricted Subsidiary to:

                  (1) execute and deliver to the Trustee a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Domestic Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

                  (2) execute and deliver to the Trustee such amendments or additions to the Security Documents and other documents as the Trustee deems necessary or advisable in order to grant to the Trustee, for the benefit of the holders of Notes, a perfected security interest (which will be a second priority security interest (subject only to Permitted Liens) if a First Lien Credit Facility is in place) in (i) the Capital Stock of such new Domestic Subsidiary and (ii) substantially all of the property and assets of such new Domestic Subsidiary, all of which will constitute Collateral in accordance with the terms of this Indenture and the Security Documents, and if so required by the terms of any First Lien Credit Facility execute and deliver to the Credit Agent such amendments or additions to the security documents securing the First Lien Obligations as the Credit Agent deems necessary or advisable in order to grant to the Credit Agent, for the benefit of the lenders under such First Lien Credit Facility, a perfected first priority security interest in the assets referred to in clauses (i) and (ii) above;


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


                  (3) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and

                  (4) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a valid, binding and enforceable obligation of such Domestic Subsidiary and such other opinions as the Trustee may request regarding the grant and perfection of such Liens in the property and assets of such Domestic Subsidiary as provided for in this Indenture.

         Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 4.18      DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. The designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Upon the designation of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary, the Company will provide written notice of such designation to the Trustee.


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


Section 4.19      ISSUANCES   AND   SALES  OF   CAPITAL   STOCK  OF   RESTRICTED
                  SUBSIDIARIES.

         The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein (other than as required by applicable law or any Permitted Lien); PROVIDED, HOWEVER, that this provision shall not prohibit
(1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of Section 4.10.

Section 4.20      IMPAIRMENT OF SECURITY INTEREST.

         Subject to the Security Documents, neither the Company nor any of its Restricted Subsidiaries will take any action, or omit to take any action the omission to take which would, adversely affect or impair in any material respect the Liens in favor of the Trustee with respect to the Collateral. Neither the Company nor any of its Domestic Subsidiaries shall grant to any Person (other than the Credit Agent or the Trustee or the Holders), or permit any Person (other than the Credit Agent or the Trustee or the Holders) to retain, any Lien on the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as expressly permitted by this Indenture, the Notes, and the Security Documents. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Trustee shall reasonably request to more fully or accurately describe the property and assets intended to be Collateral or the obligations intended to be secured by the Security Documents or to effect or preserve the grant of the Liens intended to be created by the Security Documents. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments, and take all such other actions, as may be reasonably necessary or desirable under applicable law, or as the Trustee may request, to perfect the Liens created by the Security Documents at such times and at such places as the Trustee may reasonably request.

Section 4.21      REAL ESTATE MORTGAGES AND FILINGS.

         With respect to any interest in any real property (individually and collectively, the "Premises") (a) owned by the Company or a Domestic Subsidiary on the Issue Date or (b) acquired by the Company or a Domestic Subsidiary:

                  (1) The Company will use its best efforts to obtain, by June 30, 2006 (the "TRIGGER DATE"), fee and/or leasehold title insurance policies (written by a nationally recognized insurer reasonably acceptable to the Majority Noteholders) covering substantially all of the Tennessee Core Properties (the "TENNESSEE REQUIRED INSURANCE"), subject only to Permitted Liens and such other exceptions thereto as shall not materially


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


         affect the Fair Market Value of the Tennessee Core Properties, and as shall not materially interfere with the intended use to be made of the Tennessee Core Properties by the Company, as reasonably determined by the Majority Noteholders; provided that in the case of leasehold title insurance, such leasehold title insurance shall be required only if the lessor is not a governmental entity. For purposes of the covenants described in this clause (1) and clauses (2), (3) and (5), "best efforts" shall not require the Company or any Subsidiary to commence litigation or conduct new surveys or expend cash to remove any exceptions and encumbrances on the Premises. All such title insurance policies shall be in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interest created by the Mortgage thereon constitutes a valid Lien thereon, and such policies shall also include, to the extent available at commercially reasonable rates, such endorsements as the Majority Noteholders reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon;

                  (2) The Company will use its best efforts to obtain, by the Trigger Date, fee and/or leasehold title insurance policies (written by a nationally recognized insurer reasonably acceptable to the Majority Noteholders covering substantially all of the Kentucky Core Properties (the "Kentucky Required Insurance"), subject only to Permitted Liens and such other exceptions thereto as shall not materially affect the Fair Market Value of the Kentucky Core Properties (which shall not include any exceptions with respect to the terms of the lease that require the consent of the landlord to the execution, delivery and recording of the insured mortgage), and as shall not materially interfere with the intended use to be made of the Kentucky Core Properties by the Company, as reasonably determined by the Majority Noteholders. All such title insurance policies shall be in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage insuring that the interest created by the Mortgage thereon constitutes a valid Lien thereon, and such policies shall also include, to the extent available at commercially reasonable rates, such endorsements as the Majority Noteholders shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon;

                  (3) Within 90 days after the acquisition by the Company or any of its Subsidiaries of any interest in real property if such acquisition occurs after the Trigger Date and if in the case of real property purchased by the Company or any of its Subsidiaries, the purchase price for such real property exceeds two million dollars ($2,000,000) and if in the case of real property leased by the Company or any of its Subsidiaries, (x) the recoverable coal reserves on such leased property exceed five hundred thousand (500,000) tons and (y) the lessor of such real property is not a governmental entity (any such owned or leased after acquired real property, "Later Properties"), then the Company will use its best efforts to similarly obtain fee and/or leasehold title insurance policies (written by a nationally recognized insurer reasonably acceptable to the Majority Noteholders) covering such additional properties (the "Later Required Insurance" and, together with the Tennessee Required Insurance and the Kentucky Required Insurance, the "Required Insurance") subject to the same conditions as are applicable to the Tennessee Required Insurance or Kentucky Required Insurance, as applicable;


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


                  (4) Notwithstanding anything to the contrary herein, neither the Company nor any of its Subsidiaries shall be required to obtain title insurance on any applicable owned or leased property, if the Fair Market Value of, and aggregate amount of title insurance then outstanding with respect to, properties pledged to the collateral agent is equal to or greater than ninety million dollars ($90,000,000), and the delivery to the collateral agent of title insurance in such amount, and such insurance shall not be cancelled thereafter by the Company or any of its Subsidiaries, shall satisfy the requirement to deliver Required Insurance under clause (6) hereof;

                  (5) The Company will use its best efforts to obtain, by the Trigger Date or in the case of any leasehold interest in real property obtained after the date of this Indenture, by such acquisition, for substantially all of the real property leased by the Company or its Subsidiaries that is included in the Tennessee Core Properties, the Kentucky Core Properties or the Later Properties, consents from the lessors of such properties with respect to the execution, delivery and recording of a leasehold mortgage or deed of trust (the "Landlord Consents"), but only if such consents are required by the terms of such leases, such consents to be in form and substance reasonably acceptable to the Majority Noteholders;

                  (6) If either the Required Insurance or the Landlord Consents (the "Collateral Items") are not delivered to the collateral agent by the Trigger Date (regardless whether best efforts have been employed by the Company) (including if the exceptions taken with respect to the Required Insurance are not acceptable to the Majority Noteholders (acting reasonably) unless (a) such exceptions are Permitted Liens or such exceptions do not materially affect the Fair Market Value of the applicable property or do not materially interfere with the intended use to be made of the applicable property by the Company and its Subsidiaries as reasonably determined by the Majority Noteholders or (b) the applicable insurance company has issued an endorsement to the applicable policy in customary form to insure against loss in respect of such exception) or if, subsequent to the Trigger Date, the Company cancels the Required Insurance or Landlord Consents (the date of any such occurrence, a "Later Trigger Date"): (x) a one time fee (the "Collateral Fee") shall be payable on the Trigger Date (or, solely if the Collateral Fee was not paid on the Trigger Date, on a Later Trigger Date) to the Holders in an amount equal to 1.00% of the then outstanding principal amount of the Notes, and (y) the interest rate on the Notes will increase by 0.50% per annum on the Trigger Date (or any Later Trigger Date) until the Collateral Items have been delivered in accordance with the foregoing requirements; provided that on each three month anniversary of the Trigger Date (or Later Trigger Date, as applicable) the interest rate on the Notes will increase by an additional 0.50% per annum until the Collateral Items have been delivered and the Company will notify the Trustee of such increase in interest rate; provided further that the aggregate interest rate increase under this subparagraph (6) shall not exceed 2.50%. The Collateral Fee shall be fully earned and nonrefundable if the Collateral Items are not delivered prior to the Trigger Date (or fail to be in effect on any Later Trigger Date to the extent no Collateral Fee was previously payable). To the extent the Collateral Fee is not timely paid when due, in addition to such failure constituting a Default, the Collateral Fee shall bear interest at the rate accruing on the Notes; and

                  (7) Notwithstanding the foregoing clause (6), if all of the Required Insurance and the Landlord Consents are delivered to the Collateral Agent by the Trigger Date (or are in effect on any Later Trigger Date) except for the Kentucky Required Insurance, then (a) no Collateral Fee shall be due, and (b) during any period where the Required Insurance and the Landlord Consents have been delivered other than the Kentucky Required Insurance, the interest rate on the Notes shall not increase.

         In addition, with respect to any interest in any Premises (a) owned by National Coal or a Domestic Subsidiary on the date of the indenture or (b) acquired by National Coal or a Domestic Subsidiary, within 90 days of the acquisition thereof:

                  (1) the Company shall use its commercially reasonable efforts to deliver, as soon as reasonably practicable after the date of this Indenture, to the Trustee, as mortgagee, fully executed counterparts of one or more Mortgages, in form and substance reasonably acceptable to the Trustee, dated as of the date of this Indenture or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Subsidiary, together with evidence of the completion (or reasonably satisfactory arrangements for the completion), of all recordings and filings of each such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens in favor of the Trustee for the benefit of the holders of Notes, against the properties purported to be covered thereby; and

                  (2) the Company shall deliver to the Trustee with respect to each of the covered Premises, the most recent survey, if any, of such Premises, together with either (i) an updated survey certification in favor of the Trustee from the applicable surveyor stating that, based on a visual inspection of the property, there has been no change in the facts depicted in the survey or (ii) an affidavit and/or indemnity from the Company stating that to its knowledge there has been no change in facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor's business as so conducted, or intended to be conducted, at such Premises.

         In the event any determination or consent is required of the Majority Noteholders pursuant to this Section 4.21, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee (with the record date for Holders entitled to such notice being the date that is two days prior to the date of such notice), substantially in the form of EXHIBIT J. The notice will contain all instructions and materials necessary to enable such Holders to make such determination or give informed consent and to provide notice to the Trustee of such Holder's decision with respect thereto.

         The notice will state:

                  (a)      the record date;

                  (b) the mechanism for providing the required consent or determination, and will further provide that failure to respond within 45 days will be deemed as affirmative consent to the request;

                  (c) the subject matter of the notice, with specific reference to the provision of Section 4.21 for which such Holder's determination or consent is sought;

                  (d) the period during which such Holder shall have to respond, which may be extended by the Company (provided that notice of any extension is given to the Holders and the Trustee) and a statement that failure to respond within the period will be deemed as affirmative consent to the request;

                  (e) any information necessary or desirable for the Holder to make a decision with respect to the requested action; and

                  (f)      that   Holders  will  be  entitled  to  change  their
         decision with respect to the requested action only until the end of the period during which Holders may respond.

         The Trustee shall, at the end of the period during which Holders may respond to the notice, send notice to the Company stating the aggregate principal amount of Notes as to which the Trustee has received determinations or consents. Within 30 days of the end of the period during which Holders may respond to the notice, the Company shall (so long as the Trustee has sent the notice required by the preceding sentence) provide the Trustee with an Officers' Certificate specifying the determination or consent to which it relates and certifying whether or not such determination or consent has become effective

Section 4.22      LANDLORD, BAILEE AND CONSIGNEE WAIVERS.

         Each of the Company and each of its Domestic Subsidiaries that is a lessee of, or becomes a lessee of, real property on or in which it will maintain, store, hold or locate property and assets having an aggregate fair market value of at least $500,000, is, and will be, required to use commercially reasonable efforts (which shall not require the expenditure of cash with respect to obtaining a landlord waiver from the lessor of any real property) to deliver to the Trustee a landlord waiver, substantially in the form of EXHIBIT G, executed by the lessor of such real property; PROVIDED that in the case where such lease is a lease in existence on the date of this Indenture or the lessee thereof that is a Domestic Subsidiary of the Company was not a Domestic Subsidiary of the Company on the date of this Indenture, the Company or such Domestic Subsidiary that is the lessee thereunder (i) shall have 90 days from the date of this Indenture or the later date it became a Domestic Subsidiary, as the case may be, to satisfy such requirement or, in the event there exist waivers with respect to leases on the date of this Indenture obtained for the benefit of other current or former lenders, to deliver such waivers amended to add the Trustee as a party thereto and (ii) shall be relieved of such obligation with respect to any landlord waiver to the extent the related lessor has refused to deliver such a landlord waiver following such Person's use of such commercially reasonable efforts. Each of the Company and each of its Domestic Subsidiaries that provides any of its property or assets having an aggregate Fair Market Value of at least $500,000 to a bailee or consignee agrees to be bound by the terms of the immediately preceding sentence (other than the proviso thereto), in respect to such bailee or consignor, MUTATIS MUTANDIS, and to cause to be filed all financing statements and other documents as shall be required under applicable law to protect its interest in such assets from the claims of creditors or such bailee or consignee; PROVIDED, that (x) the terms "landlord", "lessee" and "lease" shall be replaced, respectively, with the terms "bailee" or "consignee", as applicable,


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"bailor" or "consignor",  as applicable,  and the "applicable agreement" and (y)
the condition that the lessee maintain, store, hold or locate all or any of its assets having an aggregate fair market value of at least $500,000 shall instead be replaced with the condition that the Fair Market Value of the assets subject to the applicable bailment or consignment have a fair market value of at least $500,000.

Section 4.23      TITLE INSURANCE.

         The Company shall use commercially reasonable efforts to obtain no later than March 31, 2006, and maintain at all times thereafter during which the Notes are outstanding, a lender's policy of title insurance with respect to the Company's executive offices located at 8915 George Williams Road, Knoxville, Tennessee 37923.

Section 4.24      MEMORANDA OF LEASES.

         No later than March 31, 2006, the Company, at its sole cost and expense, shall record or cause to be recorded a Memorandum of Lease or the assignment of leasehold to the Company with respect each leasehold currently being mined by the Company or on which surface improvements are located or which the Company has a permit to mine or intends to apply for a permit within five years.


                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;


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                  (3)      immediately  after  such  transaction  no  Default or
         Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09(a).

         In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

         This Section 5.01 will not apply to:

                  (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

                  (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of property or assets between or among the Company and the Guarantors.

Section 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's property and assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                    ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      EVENTS OF DEFAULT.

         Each of the following is an "Event of Default":


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                  (1)      default in the payment  when due of  interest  on, or
         Liquidated Damages, if any, with respect to, the Notes and such default continues for 30 days;

                  (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

                  (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.10, 4.15 or 5.01;

                  (4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions described under Sections 4.07 and 4.09 and such failure continues for 30 days;

                  (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents and such failure continues for 60 days;

                  (6) default under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                           (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness, after expiration of any grace period provided in such Indebtedness (a "Payment Default"); or

                           (B)      results   in  the   acceleration   of   such
                                    Indebtedness prior to its express maturity,

                           and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent not fully covered by insurance) or the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed within 60 days;

                  (8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;


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


                  (9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is not paying its debts as they become due; and

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02      ACCELERATION.

         In the case of an Event of Default  specified  in clause (9) or (10) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is


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continuing,  the Trustee or the Holders of at least 25% in  aggregate  principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. In the event that a declaration of acceleration because of an Event of Default set forth in clause (6) of Section 6.01 above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the default triggering such Event of Default shall be remedied or cured by the Company or any of its Restricted Subsidiaries or waived by the applicable holder or holders of Indebtedness (or an agent on behalf thereof) within 60 days after such declaration of acceleration.

         Upon any such declaration, the Notes shall become due and payable immediately.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, then an equivalent premium shall also become and be immediately due and payable upon acceleration of the Notes, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.03      OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


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Section 6.05      CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      LIMITATION ON SUITS.

         Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the


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extent lawful,  interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      PRIORITIES.

         If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST: to the Trustee, its agents and attorneys (including any Collateral Agent) for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Holders of Notes pursuant to this
Section 6.10.


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Section 6.11      UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or any Collateral Agent for any action taken or omitted by it as Trustee or as Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or by any Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 25% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01      DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.


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         (d)      Whether or not therein expressly so provided,  every provision of this Indenture and the Security Documents that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture or any of the Security Documents will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or any of the Security Documents at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;  PROVIDED  HOWEVER,  the  Trustee,  in its  discretion,  may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


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         (g)      The  Trustee  shall not be required to give any bond or surety in respect to the performance of its powers and duties hereunder.

         (h) The permissive rights of the Trustee to do things enumerated in this Indenture and the Security Documents shall not be construed as duties.

         (i) The Trustee shall not be charged with knowledge of any Default or event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control, Asset Sale or other fact or event unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from either of the Company or any Holder.

         (j) Delivery of reports, information and documents to the Trustee under Section 4.03 is for information purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder.

         (k) The Trustee shall not be responsible for the computation of any interest payments, redemption amounts or other sums payable with respect to the Notes.

         (l) The Trustee shall not be responsible for the filing of original or continuation financing statements or the recordation, amendment, or other filing of any security interests, liens, financing statements, or other similar documents, nor of the contents thereof.

         (m) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo or government action, including any laws, ordinances, regulations or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

Section 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      TRUSTEE'S DISCLAIMER.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


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Section 7.05      NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs or as soon as practical after it becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         (a) Within 60 days after each July 1, beginning with July 1, 2006, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      COMPENSATION AND INDEMNITY.

         (a) The Company will pay to the Trustee such compensation for its acceptance of this Indenture and services hereunder as agreed from time to time by the Company and the Trustee. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantor will indemnify the Trustee and any Collateral Agent against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their negligence or bad faith. The Trustee (or, if the claim is against a Collateral Agent, the applicable Collateral Agent) will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or a Collateral Agent to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee (or the Collateral Agent, as applicable) will cooperate in the defense. The


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Trustee may have separate  counsel and the Company will pay the reasonable  fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld, delayed or conditioned.

         (c)      The  obligations of the Company and the Guarantors  under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      REPLACEMENT OF TRUSTEE.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign, upon 30 days written notice to the Company, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.


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         (d)      If a successor  Trustee  does not take  office  within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      ELIGIBILITY; DISQUALIFICATION.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This   Indenture   will  always  have  a  Trustee  who   satisfies  the
requirements of TIA ss. 310(a)(l), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 31 l(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


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                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such, payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

                  (4) the provisions of this Article 8 relating to Legal Defeasance.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.18, and 4.19 hereof and clause (4)
of the first paragraph of Section 5.01 hereof on and after the date the conditions set


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


forth in Section 8.04 hereof are satisfied (hereinafter, "COVENANT Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby, and in addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, the Company must provide the Trustee with a copy of such opinion, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner


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


                  and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         Notwithstanding the foregoing, the Opinion of Counsel required by clause (7) above need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on their maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of


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principal,  premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of


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


the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents, or release any Collateral held as security without the consent of any Holder of a Note:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3)      to provide for the  assumption  of the Company's or a
         Guarantor's obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's property and assets, as applicable;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that would not adversely affect the legal rights under this Indenture of any such Holder;

                  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

                  (7) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Security Documents.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         The Company shall be entitled to releases of the Collateral or the Guarantees as described in Sections 10.03, 11.05 and 11.06 hereof. If the Company wishes under other circumstances to obtain an amendment or waiver or seek a consent under any Security Document or Guarantee, the Company may mail written notice of its request to the Trustee and the Holders, specifying the amendment, waiver or consent and the reason it is being sought and noting the provisions contained in the following sentence. If the Company does not receive written objections from Holders of at least 25% in aggregate principal amount of the Notes within 20 Business Days after such mailing, such amendment, waiver or consent shall be deemed granted. If the Company receives such objections, then it shall not be entitled to effect such amendment or waiver, and such consent shall not be effective, unless the Company obtains the consent of the Holders of a majority in outstanding principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Section 9.02      WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees, the Notes or the Security Documents with the consent of the Majority Noteholders (including, without limitation, consents obtained in connection with a purchase of or a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and
6.07 hereof, any existing Default or compliance with any provision of this Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); PROVIDED, HOWEVER, that any amendments to or releases of the Security Documents, Collateral or the Note Guarantees will require the consent of the Supermajority Noteholders. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or other amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture or other amendment unless such amended or supplemental Indenture or other amendment directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or other amendment.

         It is not  necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this


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Indenture, the Notes or the Security Documents.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the stated maturity of any Note or alter or waive any of the provisions with respect to the stated redemption of the Notes;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Majority Noteholders and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Indenture;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note other than a payment required by Sections 3.09, 4.10 and 4.15 hereof;

                  (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the preceding amendment and waiver provisions;

Section 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


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Section 9.05      NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee will sign any amended or supplemental Indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture or other amendment until the Board of Directors approves it. In executing any amended or supplemental indenture or other amendment, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or other amendment is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01     SECURITY DOCUMENTS.

         The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture, subject to the terms of any Intercreditor Agreement. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including the provisions of an Intercreditor Agreement entered into with respect to a First Lien Credit Facility, including provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms or the terms hereof and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the


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


security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected Lien and security interest in substantially all of the property and assets of the Company and the Guarantors, including a pledge of Capital Stock of each Subsidiary owned directly by the Company or any Guarantor, in favor of the Collateral Agent for the benefit of the Holders, second in priority (subject to Permitted Liens) to Credit Facility Liens.

Section 10.02     RECORDING AND OPINIONS.

         (a) The Company will furnish to the Collateral Agent and the Trustee on March 1st in each year beginning with the March 1st following the date of this Indenture, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

                  (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

                  (2) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

         (b)      The Company will  otherwise  comply with the provisions of TIA
Section 314(b).

Section 10.03     RELEASE OF COLLATERAL/ADDITIONAL LIENS.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, an Intercreditor Agreement, or as provided hereby. Whether prior to or after the Discharge of First Lien Obligations, upon the request of the Company pursuant to an Officer's Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to a release (or in the case of clause (2) below, a subordination) of the security interests on property and assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:


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


                  (1) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any property or assets or rights permitted or not prohibited under Section 4.10 hereof;

                  (2) in respect of property and assets subject to a permitted purchase money lien;

                  (3) if any Subsidiary that is a Guarantor is released from its Guarantee, such Subsidiary's property and assets will also be released;

                  (4) cash designated for the purchase of certificates of deposits and similar instruments used by the Company or any of its Subsidiaries for the sole purpose of enabling the Company or any of its Subsidiaries to purchase or post reclamation, surety, or similar bonds, which shall be deposited in a specially designated account and shall constitute Collateral while it is held in such an account, shall be released from the Collateral automatically upon its withdrawal from such account for the purpose of the purchase of such certificates of deposits and similar instruments for so long as such certificates of deposits and similar instruments are issued in the name of National Coal or such Subsidiary; PROVIDED that upon the termination or expiration, and release of such certificates of deposits and similar instruments, such cash shall once again constitute Collateral;

                  (5) if the Company exercises its legal defeasance option or covenant defeasance option as described under Sections 8.02 and 8.03;

                  (6) upon satisfaction and discharge of this Indenture or payment in full in cash of the principal of, accrued and unpaid interest and Liquidated Damages, if any on the Notes and all other obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal accrued and unpaid interest, including Liquidated Damages, if any, are paid; or

                  (7) pursuant to an amendment, waiver or supplement in accordance with Article 9 hereof;

PROVIDED that, in the case of a release requested under clauses (1), (3) or (4), above, or a subordination under clause (2) above, the Credit Agent concurrently releases (or in the case of a requested subordination under clause (2) above, subordinates) the Credit Facility Liens with respect to the affected property and assets and, provided further, that if there are any subordinated Liens on such property and assets, such subordinated Liens are similarly released or subordinated.

         Upon receipt of such Officer's Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release (or in the case of clause (2) above, the subordination) of any Collateral permitted to be released (or in the case of clause (2) above, subordinated) pursuant to this Indenture or the Security Documents as the Company requests in writing.

         (b) Except as may be otherwise provided in the Security Documents, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officer's Certificate required by this Section 10.03 has been delivered to the Collateral Agent.

         (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders, except as otherwise provided in the Security Documents.

         (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care, and in accordance with TIA.

Section 10.04     CERTIFICATES AND OPINIONS OF COUNSEL.

         To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

         (a)      all documents required by TIA Section 314(d); and

         (b) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05     CERTIFICATES OF THE TRUSTEE.

         In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and has delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA
Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.


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Section 10.06     AUTHORIZATION  OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
                  SECURITY DOCUMENTS.

         Subject to the provisions of Section 7.01 and 7.02 hereof and an Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

                  (1)      enforce any of the terms of the  Security  Documents;
         and

                  (2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

         Subject to the terms of an Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 10.07 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 10.08     TERMINATION OF SECURITY INTEREST.

         The Trustee will, at the written request of the Company, deliver a certificate to the Collateral Agent stating that all Obligations under the Notes, the Guarantees, this Indenture and the Security Documents have been paid in full, and instruct the Collateral Agent to take the actions set forth in the next sentence pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, and accrued and unpaid interest, including Liquidated Damages, if any, on the Notes and all other Obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and Liquidated Damages, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article 12 or (3) a legal defeasance or covenant defeasance as described in Article 8. Upon receipt of such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.


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Section 10.09     COLLATERAL AGENT.

         (a) The Trustee shall act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

         (b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

         (c) If the Company (i) incurs Indebtedness constituting First Lien Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer's Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) (A) enter into such documents and agreements (including amendments or supplements to the Intercreditor Agreement) as the Company or the new Credit Agent shall request in order to provide to the new Credit Agent the rights of the Credit Agent contemplated by the Intercreditor Agreement and (ii) deliver to the Credit Agent the Collateral perfected by possession together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Collateral).

Section 10.10     DESIGNATIONS.

         For purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term "Credit Agreement," "First Lien Obligations" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Credit Facilities provided pursuant to the Credit Agreement as the "First-Lien Credit Facility" and any Obligations in respect of the Credit Agreement as "First Lien Obligations".


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                                    ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01     GUARANTEE.

         (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) Subject to Section 11.02, the Guarantors hereby agree that their obligations hereunder are full and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors,


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on the one hand,  and the Holders and the  Trustee,  on the other hand,  (1) the maturity of the obligations  guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under this Subsidiary Guarantee.

Section 11.02     LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic

Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 11, to the extent applicable.

Section 11.04     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         Except as otherwise provided in Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its property and assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                  (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (2)      either:

                           (A)      the Person  acquiring  the  property  in any
                                    such  sale  or  disposition  or  the  Person
                                    formed    by   or    surviving    any   such
                                    consolidation  or  merger  is  a  Restricted
                                    Subsidiary    immediately   following   such
                                    transaction,  such  Person  assumes  all the
                                    obligations  of such  Guarantor  under  this
                                    Indenture,  its Note Guarantee, the Security
                                    Documents   and  the   Registration   Rights
                                    Agreement   pursuant   to   a   supplemental
                                    indenture satisfactory to the Trustee; or

                           (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor; provided that the Company provides notice to the Trustee of such consolidation or merger of a Guarantor with or into the Company or another Guarantor or sale or conveyance of property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05     RELEASES FOLLOWING SALE OF ASSETS.

         In the event of any sale, disposition, or other transfer of all or substantially all of the property and assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale, disposition, or other transfer of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale, disposition, or other transfer, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale, disposition or other transfer of all or substantially all of the property and assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale, disposition or other transfer are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition, merger or consolidation was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Section 11.06     RELEASE FOLLOWING DESIGNATION AS AN UNRESTRICTED SUBSIDIARY.

         In the event the Company designates any Guarantor as an Unrestricted Subsidiary in accordance with Section 4.18, the Obligations of such Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be released.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01     SATISFACTION AND DISCHARGE.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1)      either:

                           (A) all Notes that have been authenticated except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable  within one year and the Company
                                    or any Guarantor has  irrevocably  deposited
                                    or caused to be  deposited  with the Trustee
                                    as  trust  funds  in  trust  solely  for the
                                    benefit  of the  Holders  of Notes,  cash in
                                    U.S.   dollars,    non-callable   Government
                                    Securities, or a combination of cash in U.S.
                                    dollars    and    non-callable    Government
                                    Securities,    in   amounts   as   will   be
                                    sufficient,  without  consideration  of  any
                                    reinvestment   of   interest,   to  pay  and
                                    discharge  the  entire  Indebtedness  on the
                                    Notes  not  delivered  to  the  Trustee  for
                                    cancellation    for   principal,    premium,
                                    Liquidated  Damages,  if  any,  and  accrued
                                    interest   to  the  date  of   maturity   or
                                    redemption;

         (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

         (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

         (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

         In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause
(1) of this Section, the provisions of Section 12.02 and Section 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02     APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the

Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01     TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties will control.

Section 13.02     NOTICES.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         National Coal Corp.
         8915 George Williams Road
         Knoxville, TN 37923
         Telecopier No.: (865) 691-9982
         Attention:  General Counsel

         With a copy to:

         Mayer, Brown, Rowe & Maw LLP
         71 S. Wacker Drive
         Chicago, IL 60606
         Telecopier No.: (312) 701-7711
         Attention:  James Junewicz

         If to the Trustee:

         Wells Fargo Bank, National Association
         213 Court Street
         Suite 703
         Middletown, CT 06457
         Telecopier No.: (860) 704-6219
         Attention: Joseph O'Donnell

         The Company,  any Guarantor or the Trustee, by notice to the others may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 13.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; PROVIDED that an Opinion of Counsel can rely as to matters of fact on an Officer's Certificate or a certificate of a public official.

Section 13.06     RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08     GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10     SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11     SEVERABILITY.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12     COUNTERPART ORIGINALS.

         The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.13     TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

Dated as of December 29, 2005

                             NATIONAL COAL CORP., a Florida Corporation

                             By:   /s/ Jon Nix
                                   ---------------------------------------------
                             Name:  Jon Nix
                             Title: CEO

                             NATIONAL COAL CORPORATION, a Tennessee Corporation

                             By:   /s/ Jon Nix
                                   ---------------------------------------------
                             Name:  Jon Nix
                             Title: CEO

                             NC TRANSPORTATION INC., a Tennessee corporation

                             By:   /s/ Jon Nix
                                   ---------------------------------------------
                             Name:  Jon Nix
                             Title: CEO

                             NC RAILROAD, INC., a Tennessee corporation

                             By:   /s/ Robert S. Pardue
                                   ---------------------------------------------
                             Name:  Robert S. Pardue
                             Title: President

                             Wells Fargo Bank, National Association,
                             as Trustee

                             By:   /s/ Jane Y. Schweiger
                                   ---------------------------------------------
                             Name:  Jane Y. Schweiger
                             Title: Vice President

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under this Indenture as of the date of this Indenture:

         (1)      National Coal Corporation

         (2)      NC Transportation Inc.

         (3)      NC Railroad, Inc.

                                                                       EXHIBIT A

                                 [Face of Note]

--------------------------------------------------------------------------------

                                                          CUSIP/CINS ___________

                       10.5% Senior Secured Notes due 2010

No. _______________                                                  $__________

                               NATIONAL COAL CORP.

promises to pay to _____________________________________________

or registered assigns,

the principal sum of ________________________________________________

Dollars on December 15, 2010.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:

                                        NATIONAL COAL CORP.


                                        By:.____________________________________
                                               Name:
                                               Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Wells Fargo Bank, National Association, as Trustee


By:___________________________
     Authorized Signatory

                                 [Back of Note]
                       10.5% Senior Secured Notes due 2010

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE REGULATION S TEMPORARY GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. National Coal Corp., a Florida corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at a rate of 10.5 % per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2006. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Company will make each interest payment to the Holders of record at the close of business on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. On any Interest Payment Date, the Company shall also pay in cash such amount of accrued original issue discount on the Notes (as determined by the Company), if any, as shall be necessary to ensure that the Notes shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. If the Company must make a payment in accordance with the preceding sentence, the Company shall notify the Trustee in writing of the amount of such payment at least five Business Days before the applicable Interest Payment Date. The preceding two sentences shall apply only to the extent necessary to achieve the objective therein described and shall apply only to amounts treated as original issue discount under the Code.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
         Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

                  (3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of December 29, 2005 (the "INDENTURE") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured on a second-priority basis by the Lien created by the Security Documents pursuant to, and subject to the terms of, the Indenture and the Intercreditor Agreement.

                  (5) OPTIONAL REDEMPTION.

         (a) At any time prior to December 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 110.500% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company; PROVIDED that:

                  (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

                  (2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests or contribution.

                           On the dates specified below, the Company, at its option, may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the applicable period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

         PERIOD                                                       PERCENTAGE
         ------                                                       ----------
         December 15, 2008 to December 14, 2009.....................   105.250%
         December 15, 2009 to June 14, 2010.........................   102.625%
         June 15, 2010 and thereafter...............................   100.000%

         (b) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

         (c) Any redemption pursuant to Section 3.07 of the Indenture shall be made in accordance with the provisions of Sections 3.01 through 3.06 of the Indenture.

                  (6)      MANDATORY REDEMPTION.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7)      REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (in a minimum aggregate principal amount of $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sale, promptly following the date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, within five days thereof, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of property or assets (an "ASSET SALE OFFER") pursuant to Section 3.09 of the Indenture to purchase or redeem the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price payable in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other PARI PASSU Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date and each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the

         Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9)  DENOMINATIONS,  TRANSFER,  EXCHANGE.  The  Notes  are  in
         registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes (i) during a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date, or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the closing of business on such Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees, the Notes or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's property and assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that would not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes, or if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Security Documents.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) the Company defaults in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted

         Subsidiaries for 60 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes voting as a single class to comply with the provisions of the Security Documents or the Indenture; (v) default under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) except as permitted by the Indenture, an Note Guarantee is held in any judicial proceeding to by unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, then an equivalent premium shall also become and be immediately due and payable upon acceleration of the Notes, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (15)  AUTHENTICATION.  This  Note  will  not  be  valid  until
         authenticated   by  the  manual   signature   of  the   Trustee  or  an
         authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 29, 2005, among the Company, the Guarantors and the other parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

                  (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

National Coal Corp.
8915 George Williams Road
Knoxville, TN 37923
Attention: General Counsel

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and  irrevocably  appoint_______________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________________

                  Your Signature:_________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:__________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

         _________         |_| Section 4.10          |_| Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $
                                 ---------------
Date:______________

             Your Signature:
                            ----------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

             Tax Identification No.:
                                    --------------------------------------------

Signature Guarantee*:__________________

         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


              Amount of          Amount of      Principal Amount   Signature of
             decrease in        increase in      of this Global     authorized
           Principal Amount   Principal Amount   Note following     officer of
Date of        of this            of this        such decrease      Trustee or
Exchange     Global Note       Global Note       (or increase)      Custodian
--------   ----------------   ---------------   ----------------   -------------

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

National Coal Corp.
8915 George Williams Road
Knoxville, TN 37923

[REGISTRAR ADDRESS BLOCK]

         Re:      10.5% Senior Secured Notes due 2010

         Reference is hereby made to the Indenture, dated as of December 29, 2005 (the "INDENTURE"), among National Coal Corp., as issuer (the "COMPANY"), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $______ in such Note[s] or interests (the "TRANSFER"), to ___________________________________ (the "TRANSFEREE"), as further specified in
Annex A hereto, in connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) |_| such Transfer is being effected to the Company or a subsidiary thereof; or

                                       or

                  (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    --------------------------------------------
                                             [Insert Name of Transferor]

                                    By:_________________________________________
                                       Name:
                                       Title:

Dated:   ___________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a) |_| a beneficial interest in the:

                  (i)    |_|    144A Global Note (CUSIP [_______________]), or

                  (ii)   |_|    Regulation S Global Note (CUSIP [_________]), or

                  (iii)  |_|    IAI Global Note (CUSIP [_______________]); or

          (b) |_| a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) |_| a beneficial interest in the:

                  (i)    |_|    144A Global Note (CUSIP [_______________]), or

                  (ii)   |_|    Regulation S Global Note (CUSIP [_________]), or

                  (iii)  |_|    IAI Global Note (CUSIP [_______________]), or

                  (iv)   |_|    Unrestricted Global Note (CUSIP [_________]); or

         (b) |_| a Restricted Definitive Note; or

         (c) |_| an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

National Coal Corp.
8915 George Williams Road
Knoxville, TN 37923

[REGISTRAR ADDRESS BLOCK]

         Re:      10.5% Senior Secured Notes due 2010

                                (CUSIP__________)

         Reference is hereby made to the Indenture, dated as of December 29, 2005 (the "INDENTURE"), among National Coal Corp., as issuer (the "COMPANY"), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive

Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    --------------------------------------------
                                             [Insert Name of Transferor]

                                    By:_________________________________________
                                       Name:
                                       Title:

Dated:   ___________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

National Coal Corp.
8915 George Williams Road
Knoxville, TN 37923

[REGISTRAR ADDRESS BLOCK]

         Re:      10.5% Senior Secured Notes due 2010

         Reference is hereby made to the Indenture, dated as of December 29, 2005 (the "INDENTURE"), among National Coal Corp., as issuer (the "COMPANY"), the guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $_____________ aggregate principal amount of:

         (a)      |_| a beneficial interest in a Global Note, or

         (b)      |_| a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global

Note from us in a transaction  meeting the  requirements  of clauses (A) through
(E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    --------------------------------------------
                                         [Insert Name of Accredited Investor)

                                    By:_________________________________________
                                       Name:
                                       Title:

Dated:   ___________________

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 29, 2005 (the "INDENTURE") among National Coal Corp., (the "COMPANY", the Guarantors listed on Schedule I thereto and Wells Fargo Bank, National Association, as trustee (the "TRUSTEE"),
(a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                 NATIONAL COAL CORPORATION


                                 By:____________________________________________
                                        Name:
                                        Title:

                                 NC TRANSPORTATION INC.


                                 By:____________________________________________
                                        Name:
                                        Title:

                                 NC RAILROAD, INC.


                                 By:____________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ___________, 200_, among ___________________________ (the "GUARANTEEING
SUBSIDIARY"), a subsidiary of National Coal Corp. (or its permitted successor), a Florida corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 29, 2005 providing for the issuance of an aggregate principal amount of up to $55.0 million of 10.5% Senior Secured Notes due 2010 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the

                  Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii)     in case of any  extension of time of payment
                  or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

                  (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.       GUARANTEEING  SUBSIDIARY  MAY  CONSOLIDATE,  ETC.  ON  CERTAIN
                  TERMS.

                  (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its property and assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

                           (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                           (ii) if the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Restricted Subsidiary immediately following such transaction, such Person assumes all the obligations of that Guaranteeing Subsidiary under this Supplemental Indenture, its Subsidiary Guarantee and the
                  Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture, which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the

         Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.       RELEASES.

                  (a) In the event of any sale or other disposition of all or substantially all of the property and assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the property and assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  _________________, 20_

                                       [GUARANTEEING SUBSIDIARY]


                                       By:______________________________________
                                       Name:
                                       Title:


                                       NATIONAL COAL CORP.


                                       By:______________________________________
                                       Name:
                                       Title:


                                       NATIONAL COAL CORPORATION


                                       By:______________________________________
                                              Name:
                                              Title:

                                       NC TRANSPORTATION INC.


                                       By:______________________________________
                                              Name:
                                              Title:


                                       NC RAILROAD, INC.


                                       By:______________________________________
                                              Name:
                                              Title:

                                       Wells Fargo Bank, National Association,
                                       as Trustee


                                       By:______________________________________
                                              Authorized Signatory

                                                                       EXHIBIT G

                          LANDLORD'S WAIVER AND CONSENT

         AGREEMENT, dated as of the ____ day of _________, 20__, among _______________________________________, a ________________ corporation (the
"LANDLORD"), and Wells Fargo Bank, National Association, in its capacity as trustee and collateral agent (including any successor or replacement trustee agent or similar contractual representative for the holders of the Notes (as defined below) issued under the Indenture (as defined below) from time to time (the "COLLATERAL AGENT")).

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, National Coal Corp., a Florida corporation (the "COMPANY"), National Coal Corporation, a Tennessee corporation and a subsidiary of the Company (the "TENANT"), and the other subsidiaries of the Company have entered into an Indenture (as amended, restated, replaced, refinanced, substituted, refunded, supplemented renewed or otherwise modified from time to time, the "INDENTURE") pursuant to which the Tenant has guaranteed the obligations of the Company under certain notes (the "NOTES") issued by the Company under the Indenture; and

         WHEREAS, to secure payment and performance of all of Tenant's obligations and liabilities to the Collateral Agent and the holders of the Notes (the "NOTEHOLDERS") under the Notes and the Indenture, the Tenant has pledged and granted to Collateral Agent (i) a continuing second priority deed of trust lien encumbering Tenant's leasehold interest in that certain real property located at ___________________, __________, ______________, which premises are owned by the Landlord (hereinafter the "PREMISES") and leased or subleased by the Landlord to the Tenant by the ________ Lease, dated as of __________ __, 20__ (such Lease, together with any and all supplements, renewals, extensions, amendments, modifications, substitutions, and replacements thereof, being hereinafter referred to collectively as the "LEASE"), and (ii) a continuing second priority security interest in all personal property of the Tenant, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, all of the Tenant's accounts, books and records, inventory, machinery, equipment, furniture, as-extracted minerals, fixtures and all proceeds thereof (collectively, the "COLLATERAL"), which security interest covers the Collateral now or hereafter located on the Premises (such deed of trust, together with all supplements, renewals, extensions, amendments, modifications, substitutions, and replacements thereof, being hereinafter referred to collectively as the "DEED OF TRUST");

         NOW, THEREFORE, it is hereby agreed between the Collateral Agent, on behalf of the Noteholders, on the one hand, and the Landlord, on the other hand, as follows:

ARTICLE 1. The Landlord consents to Tenant's grant of the Deed of Trust lien encumbering Tenant's leasehold interest in the Premises (including Tenant's grant of a security interest in fixtures affixed to and minerals extracted from the Premises), and waives any prohibitions against encumbrances contained in the Leases. The parties hereto understand and agree that the consent granted by Landlord in this
         Article 1 is specifically limited to the Deed of Trust lien granted to Collateral Agent, and shall not be deemed a blanket waiver or termination of any anti-encumbrance provisions contained in the Lease.

ARTICLE 2. The Landlord consents to the presence of the Collateral in or on the Premises, and subject to the terms of this Agreement, (a) agrees that the Collateral shall be and remain personal property, (b) waives each and every right that Landlord now has or hereafter may have, under the laws of the State or Commonwealth in which the Premises are located, or by virtue of the Lease, or by virtue of Tenant's occupation of the Premises, to levy against or distrain upon for rent (whether in arrears, in advance or both) or for any monetary obligation arising by reason of default under the Lease, or to claim or assert any lien (including, without limitation, any statutory landlord's lien), right, claim, interest or title to, or to take any action or institute any proceedings with respect to, any of the Collateral, which now or hereafter may be on the Premises, excluding any non-movable fixtures which have been permanently affixed to the Premises and are part thereof, and (c) will not hinder or delay the Collateral Agent or the Noteholders in enforcing their rights under the Indenture or any other document or instrument executed in connection therewith. The Collateral Agent and the Landlord hereby agree that the provisions of this Article 2 are made in favor, and shall inure to the benefit, of only the Collateral Agent and the Noteholders and their respective successors and assigns, and to no other persons.

ARTICLE 3. The Landlord hereby grants the Noteholders and the Collateral Agent, and their employees, agents and representatives the right, upon five
         (5) business days' prior written notice to the Landlord, to (a) enter the Premises to inspect or remove or take possession of the Collateral and, (b) provided it is permitted under the Lease, and any restriction or agreement affecting the Premises, to conduct a public or private sale of the Collateral from the Premises at any time, in accordance with this Agreement so long as the Collateral Agent and the Noteholders and their employees, agents and representatives do not damage the Premises or materially disrupt or interfere with any other Tenant's business. The Collateral Agent and the Noteholders shall promptly repair, without any cost to the Landlord, any physical damage to the Premises that is caused by the Collateral Agent or the Noteholders. The Landlord further agrees that, during the foregoing period, Landlord will not (i) remove or consent to the removal of any of the Collateral from the Premises or (ii) hinder the Collateral Agent's actions in removing Collateral from the Premises or the Collateral Agent's actions in otherwise enforcing its security interest in the Collateral. Subject to the provisions of this Article 3, the Collateral Agent shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by the need to replace the Collateral after such removal. The Landlord acknowledges that the Collateral Agent shall have no obligation to remove the Collateral from the Premises.

ARTICLE 4. Landlord acknowledges and agrees that neither Tenant's granting of a security interest in the Collateral in favor of the Collateral Agent for its benefit and the benefit of the Noteholders, nor the exercise by Collateral Agent of its rights and remedies hereunder or under the Deed of Trust, shall constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossesses the Premises or otherwise be the basis for the exercise of any remedy by Landlord.

ARTICLE 5. The Landlord hereby represents to the Noteholders and the Collateral Agent that (i) Landlord is the landlord under the Lease, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except [ ], (iii) to the best of Landlord's knowledge, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (iv) Landlord has not given Tenant a notice of default under the Lease that remains uncured and, to the best knowledge of the Landlord, there are no existing defaults under the Lease on the part of the Tenant.

ARTICLE 6. Landlord agrees that it shall not cancel or terminate the Lease by reason of Tenant's default thereunder unless and until (i) notice shall first have been given to the Collateral Agent as provided herein and
         (ii) the Collateral Agent shall have failed to remedy such default with thirty (30) days after its receipt of said notice, provided that in the event the Collateral Agent cannot commence or complete such cure without possession of the Premises, no cancellation or termination of the Lease shall be effective if the Collateral Agent commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. Landlord further agrees that within a thirty (30) day period after the Collateral Agent's receipt of such notice, the Collateral Agent shall have the right to enter the Premises to inspect, remove and exercise the rights granted to the Collateral Agent under Article 2 hereof, provided the Landlord is paid for use and occupancy, and not as rent, an amount equal to the regular installments of rent due under the Lease for the Premises (on a per diem basis based upon a thirty (30) day month)) for the number of days the Collateral Agent actually occupies the Premises. The Collateral Agent's payment of rent to Landlord shall not result in the Collateral Agent incurring any other obligations of Tenant under the Lease, nor shall the Collateral Agent be obligated to cure any Tenant default or, except as expressly stated herein, assume the obligations for any remaining term of the Lease. Notwithstanding the foregoing, in the event of a default under the Lease which is not capable of or susceptible to cure, or in the event of termination of the Lease for any reason except the failure of the Collateral Agent to cure such defaults which the Collateral Agent is capable of curing, the Collateral Agent shall have the option to enter into a new Lease with Landlord upon termination of the Lease (whether by rejection in bankruptcy proceedings or otherwise), which new Lease shall be directly between Landlord and the Collateral Agent, shall be for a term equal to the term of the Lease which would have remained absent such termination or rejection, and shall otherwise be on terms substantially identical to the terms of the Lease.

ARTICLE 7. In the event Collateral Agent shall ever become the owner of the rights and interests of Tenant in and to the Premises and Lease for any reason in connection with the Obligations, Landlord agrees that Collateral Agent shall be deemed to be Tenant's successor and assignee under the Lease and shall be entitled to all rights, benefits and privileges of the Tenant under the Lease for the balance of the term and any renewal or extension period thereof duly exercised as required by the Lease, all without the need to execute any further instruments to make such succession and assignment effective. In furtherance of the foregoing, Landlord agrees that Collateral Agent shall have the right to assign its interest in and to the Lease without the consent of (but with notice to) Landlord, to any person which assumes the obligations of the lessee under the Lease (an "Assignee") and that neither Collateral Agent, Assignee, nor any subsequent owner of the lessee's interest under the Lease shall be bound by any provisions of the Lease which are inconsistent with the provisions of this Article 7, and this Agreement, for such purposes, shall run with the land and survive foreclosure or exercise of power of sale under the security instrument encumbering the leasehold interest and repayment or discharge of the obligations in full.

ARTICLE 8. The provisions hereof shall remain in full force and effect until the earlier of: (i) Tenant's full payment and performance of all of its present and future obligations to the Collateral Agent and the Noteholders, or (ii) the expiration or sooner termination of the Lease. The Collateral Agent and the Noteholders (as applicable) may, without affecting the validity of this Agreement, extend, amend or in any way modify the terms of the Notes, the Indenture or Deed of Trust.

ARTICLE 9. This Agreement shall be governed and controlled by and interpreted under the laws of the State of New York and shall be binding upon and inure to the benefit of the parties herein named and their respective assigns and successors in interest. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth below (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Article) by overnight delivery service for next business day delivery.

ARTICLE 10. Each of the Landlord and the Collateral Agent represents that it has reviewed this Agreement and each knowingly and voluntarily waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement following consultation with legal counsel. In the event of litigation, a copy of this Agreement may be filed as a written consent to a trial by the court.

ARTICLE 11. Landlord acknowledges and agrees that the Collateral Agent shall not be personally liable for debts or other obligations, liability or damages.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       -----------------------------------------
                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       ADDRESS FOR NOTICES:
                                       -------------------
                                       c/o



                                       and

                                       [TRUSTEE], as Collateral Agent


                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       ADDRESS FOR NOTICES:
                                       -------------------



                                       Phone:
                                       Fax:


ACKNOWLEDGED AND AGREED:

[SUBSIDIARY]



By:  __________________________________
     Name:
     Title:

Address for Notices:

If to Tenant, to:          National Coal Corp.
                           8915 George Williams Road
                           Knoxville, TN 37923

With copies to:            Mayer, Brown, Rowe & Maw
                           71 S. Wacker Drive
                           Chicago, IL 60606
                           Telecopier No.: (312) 701-7711
                           Attention:  James Junewicz

                                                                       EXHIBIT H

                             INTERCREDITOR AGREEMENT

                                                                       EXHIBIT I

                               SECURITY AGREEMENT

                                                                       EXHIBIT J

                               NOTICE AND CONSENT
                      TO THE HOLDERS OF NATIONAL COAL CORP.
                       10.5% SENIOR SECURED NOTES DUE 2010
                    AS OF THE RECORD DATE OF [_____], 200[_]

This Notice and Consent is being delivered by National Coal Corp. (the "Company") to the holders of its 10.5% Senior Secured Notes due 2010 (the "Notes") pursuant to Section 4.21 of the Indenture (the "Indenture"), dated as of December 29, 2005, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the "Trustee"). All capitalized terms used but not defined herein shall have the meanings given to such terms set forth in the Indenture.

The Company hereby gives you notice [that it has obtained a [fee][leasehold] title insurance policy in the form of ANNEX A attached hereto, covering the real property described therein.] [Or describe other action requested under Section 4.21.]

[DESCRIBE MATERIAL TERMS OR OTHER PROPOSED ACTION.]

You must return this Notice and Consent to the Trustee [describe mechanism for giving consent] by [____], 200[_] [45 days] indicating your action as a Holder of Notes with respect to the actions identified herein. If you do not respond to this request within the specified time period, you will lose your right to object to the requested action and will be deemed to have consented. Additionally, pursuant to the Indenture, failure to act, constituting deemed consent, could limit the applicability of certain penalty interest provisions that would otherwise apply and increase the aggregate interest rate applicable to the Notes up to an additional 2.5% if the Company does not receive the requisite number of consents from Holders.

The consent of the Holders (as of the close of business on the record date specified above) of a majority of the aggregate principal amount of Notes then outstanding, excluding any Notes held by the Company or any of its Subsidiaries or Affiliates, is required for this action to be effective.

Holders will be entitled to change their decision with respect to the requested action only until the date specified.

NOTICE: FAILURE TO RESPOND TO OR RETURN THIS NOTICE AND CONSENT BY THE DATE SPECIFIED WILL BE DEEMED TO BE AN AFFIRMATIVE CONSENT TO THIS REQUEST.

-------------------------------------------------- -----------------------------
Name of Holder                                               Consent
-------------------------------------------------- -----------------------------
                                                        Yes            No

-------------------------------------------------- -------------- --------------


Signature:    _________________________
Date:         _________________________

                                        NATIONAL COAL CORP.


                                        By:  ___________________________________
                                             Name:
                                             Title:
Dated: [_____________], 200[_]


                                      J-1